UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2004

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive
Irving, Texas 75063
P.O. Box 619566
DFW, Texas 75261-9566
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Effective as of September 27, 2004, Michaels Stores, Inc. amended and restated the Michaels Stores, Inc. 2001 General Stock Option Plan. This amendment and restatement amends the 2001 General Stock Option Plan to increase the number of shares that will be granted to directors under the automatic grant feature of that plan to prevent dilution of certain director incentives as a result of the two-for-one stock split to be effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004.

     A copy of the Michaels Stores, Inc. Second Amended and Restated 2001 General Stock Option Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01. Other Events.

     In accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended, the number of shares of common stock, par value $.10 per share, of Michaels registered for sale under the Securities Act by the registration statement on Form S-8, Commission File No. 33-61055, filed July 14, 1995, relating to the Michaels Stores, Inc. Employees 401(k) Plan, as amended, which remain unsold as of the close of business on September 27, 2004, have been deemed to be increased to reflect the two-for-one stock split described in Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description
10.1	Michaels Stores, Inc. Second Amended and Restated 2001 General Stock Option Plan.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ JEFFREY N. BOYER

Jeffrey N. Boyer Executive Vice President —
Chief Financial Officer

Date: September 28, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Michaels Stores, Inc. Second Amended and Restated 2001 General Stock Option Plan.